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                                                                     EXHIBIT 4.1

                              TREX COMPANY, INC.

                       1999 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the 1999 Employee Stock Purchase Plan of Trex Company, Inc.

1.   Purpose.  The purpose of the Plan is to provide employees of the Company
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     and its Designated Subsidiaries with an opportunity to purchase Common
     Stock of the Company. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.   Definitions.
     -----------

(a)  "Board" shall mean the Board of Directors of the Company.
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(b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.
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(c)  "Common Stock" shall mean the Common Stock of the Company.
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(d)  "Company" shall mean Trex Company, Inc., a Delaware corporation and any
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     entity which is treated as a "disregarded entity" pursuant to Section 7701 of the Code.

(e)  "Compensation" shall mean all regular gross earnings (including scheduled
      ------------
     overtime) and commissions, and shall not include payments for unscheduled overtime, incentive compensation, incentive payments, bonuses and other compensation.

(f)  "Continuous Status as an Employee" shall mean the absence of any
      --------------------------------
     interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

(g)  "Contributions" shall mean all amounts credited to the account of a
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     participant pursuant to the Plan.

(h)  "Employee" shall mean any person, including an Officer, who is customarily
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     employed for at least twenty (20) hours per week and more than five (5)
     months in a calendar year by the Company.

(j)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
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(k)  "Exercise Date" shall mean the last day of each Offering Period of the
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     Plan.

(l)  "Offering Date" shall mean the first business day of each Offering Period
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     of the Plan.

(m)  "Offering Period" shall mean a period of three (3) months commencing on the
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     first business day of January, April, July and October of each year.

(n)  "Officer" shall mean a person who is an officer of the Company within the
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     meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(o)  "Plan" shall mean this Employee Stock Purchase Plan.
      ----

(p)  "Subsidiary" shall mean any company or other trade or business that is a
      -----------
     subsidiary of the Company (determined in accordance with the principles of Sections 424(e) and (f) of the Code and the regulations thereunder), whether or not such entity now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3.   Eligibility.
     -----------

(a) Any person who has been an Employee for six months as of the Offering Date for a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.   Offering Periods.
     ----------------

(a) The Plan shall be implemented by a series of Offering Periods of three (3) months duration, other than the first Offering Period, with new Offering Periods commencing on the first business day of January, April, July and October of each year (or at such other time or times as may be determined by the Board of Directors). The first Offering Period shall commence on the date determined by the Board of Directors and end on the last business day of the calendar quarter in which such Offering Period commenced. The Plan shall continue until terminated in accordance with Section 19 hereof. The Board of

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     Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected. Eligible employees may not participate in more than one Offering Period at a time.

5.   Participation.
     -------------

(a) An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company's payroll office at least fifteen (15) days prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering. The subscription agreement shall set forth the percentage of the participant's Compensation (which shall be not less than one percent (1%) and not more than fifteen percent (15%) to be paid as Contributions pursuant to the Plan.

(b) Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the Exercise Date of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in
     Section 10.

6.   Method of Payment of Contributions.
     ----------------------------------

(a) The participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than fifteen percent (15%) of such participant's Compensation on each such payday. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

(b) A participant may discontinue his or her participation in the Plan as provided in Section 10, or, on one occasion only during the Offering Period, may decrease the rate of his or her Contributions during the Offering Period by completing and filing with the Company a new subscription agreement. The change in rate shall be effective as of the beginning of the next calendar month following the date of filing of the new subscription agreement, if the agreement is filed at least ten (10) business days prior to such date and, if not, as of the beginning of the next succeeding calendar month.

(c)  Notwithstanding the foregoing, to the extent necessary to comply with
     Section 423(b)(8) of the Code and Section 3(b) herein, a participant's payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

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7.   Grant of Option.
     ---------------

(a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date a number of shares of the Company's Common Stock determined by dividing such Employee's Contributions accumulated prior to such Purchase Date and retained in the participant's account as of the Exercise Date by the option price which is the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date, or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Exercise Date; provided, however, that the maximum number of shares and such purchase shall be subject to the limitations set forth in Sections 3(b) and 12. The fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7(b).

(b) The option price per share of the shares offered in a given Offering Period shall be the lower of: (i) eighty-five percent (85%) of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) eighty-five percent (85%) of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company's Common Stock on a given date shall be determined by the Board in its discretion as follows: if shares of Common Stock are listed on an established national or regional stock exchange, are admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or are publicly traded on an established securities market, the fair market value of the shares of Common Stock shall be the closing price of the shares of Common Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) (or if there is no such reported closing price, the fair market value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of the shares of Common Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the shares of Common Stock are not listed on such an exchange, quoted on such System or traded on such a market, fair market value shall be determined by the Board in good faith.

8.   Exercise of Option.  Unless a participant withdraws from the Plan as
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     provided in Section 10, his or her option for the purchase of shares will be exercised automatically on the Exercise Date of the Offering Period, and the maximum number of full shares subject to the option will be purchased at the applicable option price with the accumulated Contributions in his or her account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During his or her lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

9.   Issuance of Share Certificates.  On the Exercise Date, a participant will
     ------------------------------
     be credited with the number of shares of Common Stock purchased for the participant's account under the Plan during the Offering Period. Shares purchased under the Plan will be held in the custody of an agent (the "Agent") appointed by the Board of Directors. The Agent may

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     hold the shares purchased under the Plan in stock certificates in nominee names and may commingle shares held in its custody in a single account or stock certificate without identification as to individual participating employees. A participant may, at any time following the purchase of shares under the Plan, by written notice instruct the Agent to have all or part of such shares reissued in the participant's own name and have the stock certificate delivered to the participant. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him or her of shares at the termination of each Offering Period which is insufficient to purchase a full share of Common Stock of the Company shall be carried over to the next Offering Period if the Employee continues to participate in the Plan, or if the Employee does not continue to participate, shall be returned to such participant. Any other monies left over in a participant's account after an Exercise Date shall be returned to the Employee.

10.  Voluntary Withdrawal; Termination of Employment.
     -----------------------------------------------

(a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to the Exercise Date of the Offering Period by giving written notice to the Company. All of the participant's Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of shares will be made during the Offering Period.

(b) Upon termination of the participant's Continuous Status as an Employee prior to the Exercise Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

(c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

(d) A participant's withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

11.  Interest.  No interest shall accrue on the Contributions of a participant
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     in the Plan.

12.  Stock.
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(a)  The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 300,000 shares, subject to adjustment upon

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     changes in capitalization of the Company as provided in Section 18. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

(b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

13.  Administration.  The Board, or a committee named by the Board, shall
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     supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The composition of the committee shall be in accordance with the requirements to obtain or retain any available exemption from the operation of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder.

14.  Designation of Beneficiary.
     --------------------------

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Exercise Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at the time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.  Transferability.  Neither Contributions credited to a participant's account
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     nor any rights with regard to the exercise of an option or to receive shares under the Plan may be

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

     assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in
     Section 13) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

16.  Use of Funds.  All Contributions received or held by the Company under the
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     Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

17.  Reports.  Individual accounts will be maintained for each participant in
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     the Plan.  Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

18.  Adjustments Upon Changes in Capitalization; Corporate Transactions.
     ------------------------------------------------------------------

(a)  Adjustment.  Subject to any required action by the shareholders of the
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     Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)  Corporate Transactions.  In the event of the proposed dissolution or
     ----------------------
     liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, the merger of the Company with or into another corporation in which the Corporation is not the surviving corporation or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board that results in any person or entity owning more than 80 percent of the combined voting power of all classes of stock of the Company, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or

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     subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section 18(b), an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets, merger or other transaction by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets, merger or other transaction was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

20.  Amendment or Termination.
     ------------------------

(a) The Board may at any time terminate or amend the Plan. Except as provided in Section 19, no such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under
     Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as so required.

(b) Without shareholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods and Purchase Periods, change the option price per share provided that such option price shall not be less than the lesser of eighty five percent (85%) of the fair market value of the Common Stock (i) on the Offering Date or (ii) on the Exercise Date, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

21.  Notices.  All notices or other communications by a participant to the
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     Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.  Conditions Upon Issuance of Shares.  Shares shall not be issued with
     ----------------------------------
     respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the option of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.  Term of Plan; Effective Date.  The Plan shall become effective upon the
     ----------------------------
     earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of twenty (20) years unless sooner terminated under Section 20.

24.  Additional Restrictions of Rule 16b-3.  The terms and conditions of options
     -------------------------------------
     granted hereunder to, and the purchase of shares by, persons subject to
     Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

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